EXHIBIT 5.1

                             HERRICK, FEINSTEIN LLP
                                  2 PARK AVENUE
                            NEW YORK, NEW YORK 10016
                        Telephone Number: (212) 592-1412
                        Telecopier Number: (212) 889-7577




                                                 September 15, 1998

Securities and Exchange Commission
450 Fifth Street
Washington, D.C. 20549

                   ARIS INDUSTRIES, INC.
                   Registration Statement on Form S-8

Gentlemen:

     In connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed on September 15, 1998 by ARIS INDUSTRIES, INC., a New York corporation (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, we have been requested by the Company to furnish our opinion as to the legality of the 3,500,000 shares of the Company's Common Stock, par value $0.01 per share, to be registered thereunder.

     In connection with the furnishing of this opinion, we have examined originals or copies, authenticated to our satisfaction, of the following documents (collectively, the "Documents"): the Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company; the Aris Industries, Inc. 1993 Stock Incentive Plan as amended through April 6, 1998 (the "Stock Incentive Plan"); and records of certain of the Company's corporate proceedings. We have also made such other investigations of fact and law, and have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such documents, records, certificates or other instruments, and upon such factual information otherwise supplied to us, as in our judgment are necessary or appropriate to render the opinions expressed below.

     In our examination of the aforesaid Documents, we have assumed, without independent investigation, the genuineness of all signatures, the enforceability of the Documents against each party thereto, the legal capacity of all individuals who have executed any of the Documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents and the authenticity of all such latter documents.

     Based upon the foregoing, we are of the opinion that:

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     1. The Company is duly organized and validly existing under the laws of the
State of New York.

     2. There have been reserved for issuance by the Board of Directors of the Company 3,500,000 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"). The shares of Common Stock when issued upon exercise of options under and pursuant to the terms of the Stock Incentive Plan will be validly authorized, legally issued, fully paid and nonassessable.

     We hereby consent to be named in the Registration Statement as counsel of the Company, and we hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,





                                        HERRICK, FEINSTEIN LLP


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